                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:

      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                                  MAXIMUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.

           (1) Title of each class of securities to which transaction applies:

                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:

                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:

                ------------------------------------------------------------
           (5)  Total fee paid:

                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
           Check box if any part of the fee is offset as provided by
/ /        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.

           (1)  Amount Previously Paid:

                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:

                ------------------------------------------------------------
           (3)  Filing Party:

                ------------------------------------------------------------
           (4)  Date Filed:

                ------------------------------------------------------------

                                     [LOGO]

                               1356 BEVERLY ROAD
                             MCLEAN, VIRGINIA 22101
                                 (703) 734-4200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD FEBRUARY 23, 2000

    The 2000 Annual Meeting of Shareholders of MAXIMUS, Inc. will be held at the Sheraton Premiere, 8661 Leesburg Pike, Vienna, Virginia 22182 on Wednesday, February 23, 2000 at 11:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

        1. To elect four Class III Directors to serve until the 2003 Annual Meeting of Shareholders.

        2. To approve an amendment to the MAXIMUS Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock of MAXIMUS from 30,000,000 to 60,000,000 shares.

        3. To ratify the appointment of Ernst & Young LLP as the company's independent public accountants for the current fiscal year.

        4. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

    Shareholders of record at the close of business on December 17, 1999 will be entitled to vote at the annual meeting or at any adjournment of the annual meeting.

    The board hopes that you will attend the meeting. Whether or not you plan to attend, please complete, date, sign and return the enclosed proxy card in the accompanying envelope. Your prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

                                          By Order of the Board of Directors,

                                          David R. Francis, SECRETARY

December 30, 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
General Information About Voting............................      1
Security Ownership of Management and Five Percent Owners....      2
Section 16(a) Beneficial Ownership Reporting Compliance.....      4
PROPOSAL 1: Election of Directors...........................      4
Board and Committee Meetings................................      8
Director Compensation.......................................      8
Certain Relationships and Related Transactions..............      9
Executive Compensation......................................      9
  Summary Compensation Table................................      9
  Option Grant Table........................................     11
  Fiscal Year-End Option Values.............................     11
Executive Employment Agreements.............................     12
Report of the Board of Directors and Compensation
  Committee.................................................     12
Compensation Committee Interlocks and Insider
  Participation.............................................     15
Stock Performance Graph.....................................     15
PROPOSAL 2: Amendment to the MAXIMUS Amended and Restated
  Articles of Incorporation to Increase the Number of
  Authorized Shares of Common Stock.........................     16
PROPOSAL 3: Ratification of Selection of Independent
  Auditors..................................................     16
Shareholder Proposals.......................................     17
Other Materials.............................................     17
APPENDIX A--Proposed Amendment to the MAXIMUS Amended and
  Restated Articles of Incorporation........................    A-1

                                PROXY STATEMENT

    Our board of directors is soliciting your proxy with the enclosed proxy card for use at the 2000 Annual Meeting of Shareholders to be held on Wednesday, February 23, 2000 and at any adjournments of the meeting. This proxy statement and accompanying proxy card are first being sent or given to shareholders on or about December 30, 1999.

GENERAL INFORMATION ABOUT VOTING

    WHO CAN VOTE. You will be entitled to vote your shares of MAXIMUS common stock at the annual meeting if you were a shareholder of record at the close of business on December 17, 1999. As of that time, 21,008,709 shares of common stock were outstanding. You are entitled to one vote for each share of common stock that you held at that date.

    HOW TO VOTE YOUR SHARES. You can vote your shares either by attending the annual meeting and voting in person or by voting by proxy. If you choose to vote by proxy, please complete, date, sign and return the enclosed proxy card. The proxies named in the proxy card (David V. Mastran, Raymond B. Ruddy and F. Arthur Nerret) will vote your shares as you have instructed. You may authorize the proxies to vote your shares in favor of each of the proposals contained in this proxy statement by simply signing and returning the proxy card without indicating how your votes should be cast.

    Even if you expect to attend the meeting, please complete and mail your proxy card in any case in order to assure representation of your shares. If you attend the meeting, you can always revoke your proxy by voting in person. No postage is necessary if the proxy card is mailed in the United States.

    QUORUM. A quorum of shareholders is required in order to transact business at the annual meeting. A majority of the outstanding shares of common stock entitled to vote must be present at the meeting, either in person or by proxy, to constitute a quorum.

    NUMBER OF VOTES REQUIRED. The number of votes required to approve each of the three proposals that are scheduled to be presented at the meeting is as follows:

                              PROPOSAL                                       REQUIRED VOTE
                              --------                                       -------------
-           Election of directors.                         Plurality of the affirmative votes cast for or
                                                           against each nominee.

-           Amendment to our charter increasing the        Affirmative vote of the holders of two-thirds of
            authorized number of shares of common stock.   the outstanding shares of common stock.

-           Ratification of the board's selection of       Affirmative vote of the holders of a majority of
            accountants.                                   the shares of common stock present or represented
                                                           at the meeting.

    ABSTENTIONS AND BROKER NON-VOTES. Abstentions and broker non-votes will be considered present at the meeting for the purpose of constituting a quorum. A broker non-vote occurs when a broker cannot vote a customer's shares registered in the broker's name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions AND is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a "broker non-vote". Abstentions and broker non-votes will not count as votes for or against a matter determined by a percentage or plurality of votes cast. However, they will count as a vote against a matter determined by a percentage or plurality of the outstanding shares entitled to vote. Accordingly, abstentions and broker non-votes at this meeting will count as votes against the proposed amendment to our charter increasing the shares of our authorized stock.

    DISCRETIONARY VOTING BY PROXIES ON OTHER MATTERS. Aside from the election of directors, the proposed amendment to our charter and the ratification of our independent auditors, we do not know of any other proposal that may be presented at the 2000 Annual Meeting. However, if another matter is properly presented to the meeting, the persons named in the accompanying proxy card will exercise their discretion in voting on the matter.

    HOW YOU MAY REVOKE YOUR PROXY. You may revoke the authority granted by your executed proxy card at any time before we exercise it by notifying our Corporate Secretary in writing, executing a new proxy card bearing a later date, or voting in person at the annual meeting.

    EXPENSES OF SOLICITATION. We will bear all costs of soliciting proxies. We will request that brokers, custodians and fiduciaries forward proxy soliciting material to the beneficial owners of stock held in their names, for which we will reimburse their out-of-pocket expenses. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews.

SECURITY OWNERSHIP OF MANAGEMENT AND FIVE PERCENT OWNERS

    The following table shows the number of shares of common stock beneficially owned as of December 17, 1999, by (i) the only persons known by us to own more than five percent of our outstanding shares of common stock, (ii) our directors and the nominees for director, (iii) the executive officers named in the Summary Compensation Table contained in this proxy statement and (iv) all of our directors and executive officers as a group.

    The number of shares beneficially owned by each holder is based upon the rules of the SEC. Under SEC rules, beneficial ownership includes any shares over which a person has sole or shared voting or investment power as well as shares which the person has the right to acquire within 60 days by exercising any stock option or other right. Accordingly, this table includes shares that each person has the right to acquire by or before February 15, 2000. Unless otherwise indicated, each person has sole investment and voting power (or shares that power with his or her spouse) over the shares in the table. By including in the table shares that he or she might be deemed beneficially to own under SEC rules, a holder does not admit beneficial ownership of those shares for any other purpose.

    To compute the percentage ownership of a shareholder, the total number of shares deemed outstanding includes 21,008,709 shares that were outstanding on December 17, 1999, plus any shares the holder could acquire upon exercising any options exercisable by or before February 15, 2000.

                                                               SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                              -------------------------
BENEFICIAL OWNER                                               SHARES          PERCENT
----------------                                              ---------        --------
American International Group, Inc...........................  1,720,300(1)        8.2%
  70 Pine Street
  New York, NY 10270
Waddell & Reed Financial, Inc...............................  1,690,301(2)        8.0
  6300 Lamar Avenue
  P.O. Box 29217
  Shawnee Mission, KS 66201-9217
David V. Mastran............................................  6,765,340(3)       32.2
Raymond B. Ruddy............................................  2,681,787(4)       12.8
Margaret Carrera............................................    912,570(5)        4.3
Lynn P. Davenport...........................................    209,617(6)       *
Russell A. Beliveau.........................................    152,804(7)       *
George C. Casey.............................................    141,432(8)       *
Robert J. Muzzio............................................    115,797(9)       *
Peter B. Pond...............................................     15,150(10)      *

                                                               SHARES OF COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                              -------------------------
BENEFICIAL OWNER                                               SHARES          PERCENT
----------------                                              ---------        --------
Jesse Brown.................................................     15,000(10)      *
Louis E. Chappuie...........................................      5,518(11)      *
Stephen Goldsmith...........................................      5,000(10)      *
Thomas A. Grissen...........................................      1,225          *
All directors and executive officers as a group               8,743,044(12)      40.8
  (23 persons)..............................................

------------------------

*   Percentage is less than 1% of all outstanding shares of common stock.

 (1) As reported on its Form 13F, Quarterly Holdings Reports Filed by Investment Managers, filed with the SEC on November 15, 1999 by American International Group, Inc., an institutional investment manager, for the period ended September 30, 1999. Also includes shares beneficially owned by John McStay Investment Counsel, L.P., an institutional investment manager included in the report. The owners have shared voting power over 1,649,500 of these shares and no voting power over 70,800 of these shares.

 (2) As of December 7, 1999, as reported to us by Waddell & Reed Financial, Inc., an institutional investment manager. Waddell & Reed Financial, Inc. filed a Form 13F, Quarterly Holdings Reports Filed by Investment Managers, with the SEC on November 12, 1999 for the period ended September 30, 1999. Also includes shares beneficially owned by Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company, and Waddell & Reed Asset Management Company, all institutional investment managers included in the report. The shares are owned by open-ended investment companies or managed accounts advised or sub-advised by Waddell & Reed Investment Management Company or one of its subsidiaries.

 (3) Includes the holdings of (i) Dr. Mastran's spouse, consisting of 62,129 shares and 4,821 shares issuable under stock options exercisable by or before February 15, 2000 and (ii) Mr. Ruddy, consisting of 2,681,787 shares, who, under a written agreement, must vote such shares in a manner consistent with instructions from Dr. Mastran until September 30, 2001. See "Executive Employment Agreements." Dr. Mastran does not, however, have dispositive power over Mr. Ruddy's shares.

 (4) Includes 998,047 shares held by a trust of which Mr. Ruddy is the trustee and beneficiary.

 (5) Includes 150 shares issuable under stock options exercisable by or before February 15, 2000.

 (6) Includes 115,733 shares issuable under stock options exercisable by or before February 15, 2000. Also includes 1,250 shares held by Mr. Davenport's son.

 (7) Includes 15,388 shares issuable under stock options exercisable by or before February 15, 2000. Also includes 137,146 shares held in a trust of which Mr. Beliveau and his spouse are the primary beneficiaries.

 (8) Includes 25,825 shares issuable under stock options exercisable by or before February 15, 2000.

 (9) Consists of (i) 110,826 shares held in a trust of which Mr. Muzzio and his spouse are co-trustees and co-beneficiaries, and (ii) 4,971 shares issuable under stock options exercisable by or before February 15, 2000.

(10) Consists of shares issuable under stock options exercisable by or before February 15, 2000.

(11) Includes shares held in a trust of which Mr. Chappuie is trustee.

(12) Includes 432,966 shares issuable under stock options exercisable by or before February 15, 2000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Our directors, our executive officers and anyone owning beneficially more than ten percent of the our equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes of their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and written representations that no other reports were required, we believe that during our 1999 fiscal year our directors, executive officers and 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that:

    - a report by David R. Francis, one of our officers, reporting his acquisition of shares of common stock was filed two weeks late;

    - exit reports for Kevin Dorney, Charles H. Gray, John E. Parker and Philip
      A. Richardson, former officers, reporting options granted to them during fiscal year 1999 were filed two weeks late;

    - a report by Michael C. Mount, one of our former officers, failed to disclose acquisitions of shares of common stock after Mr. Mount ceased being an officer, which report was later corrected by an amendment; and

    - a report by Jesse Brown, one of our directors, reporting options granted to him during fiscal year 1999 was filed three weeks late.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The board has fixed the number of directors at twelve for the coming fiscal year. Under our charter, the board is divided into three classes, with each class having as nearly equal a number of directors as possible. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual shareholders meeting. At the 2000 Annual Meeting, four Class III Directors will be elected to hold office for three years and until their successors are elected and qualified. The board has nominated Lynn P. Davenport, Thomas A. Grissen, David V. Mastran and Raymond B. Ruddy, who are presently serving as directors, for election as Class III Directors at the upcoming annual meeting. If you return your proxy card in the enclosed envelope, the persons named in the enclosed proxy card will vote to elect these four nominees unless you mark your proxy card otherwise. The proxy may not be voted for a greater number of nominees than four. Each nominee has consented to being named in this proxy statement and to serve if elected. If for any reason any nominee should become unavailable for election prior to the annual meeting, the proxy may vote for the election of a substitute. We do not presently expect that any of the nominees will be unavailable.

    The following table contains biographical information about the nominees for Class III Director and current directors whose terms of office will continue after the annual meeting. Information about the number of shares of common stock beneficially owned by each nominee and director, directly or indirectly, as of December 8, 1999, appears above under "Security Ownership of Management and Five Percent Owners."

NAME AND AGE                      BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS          DIRECTOR SINCE
------------              -----------------------------------------------------------  --------------
                                       NOMINEES FOR CLASS III DIRECTORS
                                        (PRESENT TERM EXPIRES IN 2000)

Lynn P. Davenport         Lynn P. Davenport has served as the President of our Human        1994
Age: 52                   Services Division since he joined MAXIMUS in 1991. He has
                          over twenty-five years of health and human services
                          experience in the areas of administration, productivity
                          improvement, management consulting, revenue maximization
                          and management information systems. Prior to joining us,
                          Mr. Davenport was employed by Deloitte & Touche, and its
                          predecessor, Touche Ross & Co., in Boston, Massachusetts,
                          where he became a partner in 1987. Mr. Davenport received
                          his M.P.A. in Public Administration from New York
                          University in 1971 and his B.A. in Political Science and
                          Economics from Hartwick College in 1969.

Thomas A. Grissen         Thomas A. Grissen has served as President of our Government       1999
Age 40                    Operations Group since March 1999. Prior to that, he served as the General Manager and Vice President of TRW from
                          January 1998. Mr. Grissen was President of BDM
                          International from April 1997 until joining TRW. Before
                          starting at BDM International, Mr. Grissen was a principal and managing director of Unisys for 16 years. Mr. Grissen
                          received his Executive M.B.A. from Michigan State
                          University and his B.A. in Business from Central Michigan
                          University.

David V. Mastran          David V. Mastran has served as our President and Chief            1975
Age: 56                   Executive Officer since he founded MAXIMUS in 1975. Dr.
                          Mastran received his Sc.D. in Operations Research from
                          George Washington University in 1973, his M.S. in
                          Industrial Engineering from Stanford University in 1966 and his B.S. from the United States Military Academy at West
                          Point in 1965.

Raymond B. Ruddy          Raymond B. Ruddy has served as our Chairman of the Board of       1985
Age: 56                   Directors since 1985 and as President of our Consulting
                          Group since 1986. From 1969 until he joined MAXIMUS, Mr.
                          Ruddy served in various capacities with Touche Ross & Co., including Associate National Director of Consulting from
                          1982 until 1984 and the Director of Management Consulting
                          for the Boston, Massachusetts office from 1978 until 1983.
                          Mr. Ruddy received his M.B.A. from the Wharton School of
                          Business of the University of Pennsylvania and his B.S. in
                          Economics from Holy Cross College.

NAME AND AGE                      BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS          DIRECTOR SINCE
------------              -----------------------------------------------------------  --------------
                               CLASS I DIRECTORS (PRESENT TERM EXPIRES IN 2001)

Margaret Carrera          Margaret Carrera has served as President of Carrera-MAXIMUS       1998
Age: 45                   and Vice-Chairwoman of our board since our acquisition of
                          the Carrera Consulting Group in August 1998. Prior to that time she had served as President of Carrera Consulting
                          since its founding in 1991. Ms. Carrera has twenty years of experience in management information systems. Prior to the founding of Carrera Consulting Group, she served as West
                          Region Director of Information Systems consulting for the
                          Public Sector with Ernst & Young and Vice President of Bank
                          Card Processing for Bank of America. She has also held
                          positions at Cambridge Systems Group and Pacific Telephone.
                          Ms. Carrera received her M.B.A. in Finance from San
                          Francisco State University in 1980 and her B.A. in
                          Mathematics and Chemistry from United States International
                          University in 1975.

Louis E. Chappuie         Louis E. Chappuie has served as President of DMG-MAXIMUS          1998
Age: 61                   since our acquisition of David M. Griffith & Associates,
                          Ltd. in May 1998. Prior to that time he served as President of Griffith from 1992 and Chairman of the Board of Griffith from 1997. Before assuming the presidency of Griffith, he
                          was Executive Vice President of Griffith's Western Practice
                          Area in Sacramento, California for 12 years. His additional experience includes Arthur Young & Company and Foreign
                          Service Officer, U.S. State Department. Mr. Chappuie
                          received his B.A. and M.A. from the University of Minnesota in 1960 and 1961, respectively, and has completed course
                          work for a Ph.D. in Economics.

Robert J. Muzzio          Robert J. Muzzio has served in various positions with us          1996
Age: 65                   since 1979, including Executive Vice President since 1987.
                          Mr. Muzzio has more than 30 years of experience as a health care administrator, health systems researcher, and
                          personnel and manpower analyst. Prior to joining MAXIMUS,
                          Mr. Muzzio held many public and private sector positions in the health care industry, including Life Support
                          Coordinator for the Morrison Knudsen Saudi Arabia
                          Consortium in 1978 and 1979 and Director of the Personnel
                          Policies Division of the Office of the Surgeon General,
                          Department of the Army, from 1976 until 1978. Mr. Muzzio
                          received his M.A. in Health Care Administration from Baylor
                          University in 1967 and his B.A. in Public Health from San
                          Jose State College in 1956.

Peter B. Pond             Peter B. Pond has served as one of our directors since his        1997
Age: 55                   election by the board in December 1997. Mr. Pond is a
                          Principal and Managing Director in the Investment Banking
                          Department at Donaldson, Lufkin & Jenrette Securities
                          Corporation in Chicago and is head of that company's
                          Midwest Investment Banking Group. Mr. Pond holds a B.S. in
                          Economics from Williams College and an M.B.A. from the
                          University of Chicago. He is also a director of Navigant
                          Consulting, Inc.

NAME AND AGE                      BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS          DIRECTOR SINCE
------------              -----------------------------------------------------------  --------------
                               CLASS II DIRECTORS (PRESENT TERM EXPIRES IN 2002)

Russell A. Beliveau       Russell A. Beliveau has served as President of our Office         1995
Age: 52                   of Government Affairs and Investor Relations since
                          September 1998. Prior to that, he served as the President
                          of our Government Operations Group from 1995 to 1998. Mr.
                          Beliveau has more than 20 years' experience in the health
                          and human services industry during which he has worked in
                          both government and private sector positions at the senior executive level. Mr. Beliveau's past positions include Vice
                          President of Operations at Foundation Health Corporation of
                          Sacramento, California from 1988 through 1994 and Deputy
                          Associate Commissioner (Medicaid) for the Massachusetts
                          Department of Public Welfare from 1983 until 1988. Mr.
                          Beliveau received his M.B.A. in Business Administration and
                          Management Information Systems from Boston College in 1980 and his B.A. in Psychology from Bridgewater State College
                          in 1974.

Jesse Brown               Jesse Brown has served as one of our directors since his          1997
Age: 55                   election by the board in September 1997. Mr. Brown, who is currently President of Brown & Associates, Inc., an
                          international consulting company, served as Secretary of
                          Veteran Affairs under the Clinton Administration from 1993 until 1997, and as Executive Director of the Washington
                          office of Disabled American Veterans from 1989 to 1993. Mr.
                          Brown is an honors graduate of Chicago City College and
                          also attended Roosevelt University in Chicago and Catholic
                          University in Washington, D.C.

George C. Casey           George C. Casey has served as President of the SPECTRUM           1999
Age 55                    MAXIMUS Division since our acquisition of the Spectrum
                          Consulting Group, Inc. in March 1998. Prior to that, he had served as President of Spectrum since October 1986. Before joining Spectrum in 1986, Mr. Casey worked as a Partner for
                          KMG Main Hurdman, an international public accounting firm
                          that later merged with KPMG Peat Marwick. Mr. Casey has
                          extensive experience in project planning and management,
                          procurement and contract negotiations, and quality
                          assurance reviews and realignment. Mr. Casey earned a
                          B.S./B.A. degree from Northwestern University in 1966.

NAME AND AGE                      BUSINESS EXPERIENCE AND OTHER DIRECTORSHIPS          DIRECTOR SINCE
------------              -----------------------------------------------------------  --------------
Stephen Goldsmith         Stephen Goldsmith has served as one of our directors since        1999
Age 53                    his election to our board in September 1999. Mr. Goldsmith has been the Mayor of the City of Indianapolis, Indiana
                          since 1992. In January of 2000, Mr. Goldsmith plans to join the Indianapolis law firm of Baker and Daniels as a
                          partner. In addition, Mr. Goldsmith is the Chief Domestic
                          Advisor for Texas Governor George W. Bush and has academic appointments to Harvard University and University of
                          Pennsylvania. Mr. Goldsmith holds an A.B. from Wabash
                          College and a J.D. from the University of Michigan. Mr.
                          Goldsmith is the author of The Twenty-First Century City
                          Resurrecting Urban America and is published in Harvard
                          Business Review on issues of government reform. Mr.
                          Goldsmith is also a director of The Finish Line and
                          Consolidated Products, Inc. and is the Chairman of the
                          Board for the Manhattan Institute's Center for Civic
                          Innovation.

BOARD AND COMMITTEE MEETINGS

    The board held five meetings during fiscal 1999.

    Our board has a standing Audit Committee that assists the board in discharging its duties and responsibilities relating to the review of our finances. The Audit Committee provides the board with an independent review of our financial health and of the reliability of our financial controls and financial reporting. The members of the audit committee are Messrs. Brown, Pond and Goldsmith. The Audit Committee held two meeting during fiscal 1999.

    Our board also has a standing Compensation Committee that is responsible for establishing cash compensation policies with respect to our executive officers, employees, directors and consultants. The members of the Compensation Committee are Dr. Mastran and Mr. Ruddy. The Compensation Committee held one meeting during fiscal 1999. See "Report of the Board of Directors and Compensation Committee."

DIRECTOR COMPENSATION

    Directors who are also MAXIMUS employees do not receive additional compensation for their services as directors. Outside directors are paid a fee of $2,500 for each board and committee meeting that they attend in person. During fiscal 1999, we paid Mr. Brown and Mr. Pond each $10,000 in directors' fees.

    Any director who is not a MAXIMUS employee is eligible to participate in our 1997 Director Stock Option Plan. Options under the Director Stock Option Plan are automatically granted to an eligible director upon the election or re-election of the director. Under the plan, each option consists of 5,000 shares of common stock for each year of the term of office to which the director is elected, with any period of term of office less than a year deemed a full year. The option becomes exercisable for 5,000 shares immediately upon grant and, if the grant is for more than 5,000 shares, then it also becomes exercisable for an additional 5,000 shares at each subsequent annual shareholders meeting during which the optionee is an eligible director and shares remain unvested under the option. Options granted under the Director Stock Option Plan have a ten-year term. The exercise price for each option is equal to our common stock's last sale price on the trading day immediately preceding the date of grant, as reported on the New York Stock Exchange. Currently, the only eligible directors are Messrs. Brown, Pond and Goldsmith. During fiscal 1999, Mr. Goldsmith received an option for 15,000 shares upon being elected to the board. Also, Mr. Brown received an option for 15,000 shares when he was reelected as a director for a three-year term at our 1999 annual shareholders meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Pond is a Principal and Managing Director in the Investment Banking Department at Donaldson, Lufkin & Jenrette Securities Corporation in Chicago. DLJ was a managing underwriter for our IPO in June 1997 and our second public offering of common stock in December 1998. We also employ DLJ Investment Management Corp. to manage our securities portfolio.

    Donna Muldoon Mastran, our Vice President of Administration, is married to Dr. Mastran, MAXIMUS's President and CEO. In fiscal year 1999, Mrs. Mastran received compensation of $159,500, composed of a base salary of $129,500 and a bonus of $30,000, and a stock option to purchase 2,100 shares of common stock at an exercise price of $26.25 for her services.

    Keven L. Kvasnicka is employed by us as a Manager of Internal Computer Equipment. Mr. Kvasnicka is married to Dr. Mastran's daughter. In fiscal year 1999, Mr. Kvasnicka received compensation of $63,833, composed of a base salary of $57,833 and a bonus of $6,000, and a stock option to purchase 450 shares of common stock at an exercise price of $26.25.

    Michael Truby, one of our Vice Presidents, is married to one of our executive officers, Holly A. Payne, the President of our Welfare Reform Division. In fiscal year 1999, Mr. Truby received compensation of $216,583, composed of a base salary of $159,583 and a bonus of $57,000, and a stock option to purchase 3,839 shares of common stock at an exercise price of $26.25.

    Ms. Carrera, Vice Chairwoman of our board and the President of Carrera-MAXIMUS, owns the property in Sacramento, California where Carrera-MAXIMUS operates. Ms. Carrera leases the property to Carrera-MAXIMUS under a three-year lease for a monthly payment of $4,523.50. During our 1999 fiscal year, Ms. Carrera received a total of $49,778.82 in rental payments from Carrera-MAXIMUS.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE. The table below provides compensation information for our CEO and our four other most highly compensated executive officers whose salary and bonus for the past fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                  ANNUAL          COMPENSATION AWARDS(3)
                                              COMPENSATION(1)     ----------------------
                                  FISCAL    -------------------         SECURITIES            ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR      SALARY    BONUS(2)     UNDERLYING OPTIONS     COMPENSATION(4)
---------------------------      --------   --------   --------   ----------------------   ---------------
David V. Mastran...............    1999     $350,000      --            --                     --
  President and Chief Executive    1998      350,841      --            --                     --
  Officer                          1997      350,413      --            --                     --
Raymond B. Ruddy...............    1999      350,000      --            --                      $7,733
  Chairman of the Board, Vice      1998      350,000      --            --                       6,400
  President, and President of      1997      350,000      --            --                       3,067
  Consulting Services
Lynn P. Davenport..............    1999      311,538   $174,500            10,468                7,733
  President of Human Services      1998      275,000    170,000            10,198(5)             6,400
  Division                         1997      259,615    100,000           116,365(6)             6,454
Louis E. Chappuie (7)..........    1999      325,000    125,000         --                       6,750
  President of DMG-MAXIMUS         1998      115,900     46,544         --                     --
George C. Casey (8)............    1999      324,000     50,000             1,619                7,733
  President of SPECTRUM MAXIMUS    1998      167,375    100,000           103,299(9)             3,200
  Division

------------------------

(1) Compensation in the form of perquisites and other personal benefits has been omitted when the total amount of those perquisites and personal benefits constituted less than either $50,000 or 10% of the total annual salary and bonus for the officer for the 1999 fiscal year.

(2) The bonuses shown for 1999 were earned in fiscal 1999, but paid on or about October 21, 1999. Similarly, bonuses earned in fiscal 1998 were paid on October 21, 1998, and bonuses earned in fiscal 1997 were paid on October 27, 1997.

(3) The figures shown for 1999 represent options earned in fiscal 1999, but granted in October 1999. Similarly, the figures shown for 1998 and 1997 represent options earned in fiscal 1998 and fiscal 1997, respectively, but granted in October 1998 and October 1997, respectively, unless otherwise indicated. The figures in this column for fiscal 1999 represent options to purchase common stock at an exercise price of $26.25 per share.

(4) The figures in this column represent the company's contribution to the employee's account under our 401(k) plan.

(5) Represents options to purchase common stock at an exercise price of $27.625 per share.

(6) Includes options to purchase 110,000 shares of common stock at an exercise price of $1.46 per share and options to purchase 6,365 of common stock at an exercise price of $26.50 per share.

(7) Mr. Chappuie joined us on May 12, 1998, the date we acquired Griffith. The compensation information provided for fiscal 1998 only includes compensation that Mr. Chappuie received from MAXIMUS during that year.

(8) Mr. Casey joined us on March 16, 1998, the date we acquired Spectrum. The compensation information provided for fiscal 1998 only includes compensation that Mr. Casey received from MAXIMUS during that year.

(9) Includes (i) options to purchase 100,000 shares of common stock at an exercise price of $28.50 per share, granted on March 16, 1998; and
    (ii) options to purchase 3,299 shares of common stock at an exercise price of $27.625 per share, granted on October 12, 1998.

    OPTION GRANT TABLE. The following table provides information for options granted to our CEO and our four other most highly compensated executive officers for fiscal year 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL
                                                        INDIVIDUAL GRANTS                      REALIZABLE VALUE OF
                                     -------------------------------------------------------         ASSUMED
                                                      PERCENT                                    ANNUAL RATES OF
                                      NUMBER OF       OF TOTAL                                     STOCK PRICE
                                     SECURITIES       OPTIONS                                   APPRECIATION FOR
                                     UNDERLYING      GRANTED TO     EXERCISE OR                  OPTION TERM (2)
                                       OPTIONS       EMPLOYEES      BASE PRICE    EXPIRATION   -------------------
NAME                                 GRANTED (1)   IN FISCAL YEAR    ($/SHARE)       DATE         5%        10%
----                                 -----------   --------------   -----------   ----------   --------   --------
David V. Mastran...................     --            --               --           --            --         --
Raymond B. Ruddy...................     --            --               --           --            --         --
Lynn P. Davenport..................    10,198            1.2%         $27.625          (1)     $177,088   $449,272
Louis E. Chappuie..................     --            --               --           --            --         --
George C. Casey....................     3,299            0.4           27.625          (1)       57,287    145,337

------------------------

(1) These options were granted on October 12, 1998 under our 1997 Equity Incentive Plan. Each option expires upon the earlier of three months after the officer's termination of employment or October 12, 2008.

(2) The values in this column are given for illustrative purposes; they do not reflect our estimate or projection of future stock prices. The values are based on an assumption that our common stock's market price will appreciate at the stated rate, compounded annually, from the date of the option grant until the end of the option's 10-year term. We based the values on the common stock's last sale price on the business day immediately preceding the date of grant, as reported on the New York Stock Exchange. Actual gains, if any, on stock option exercises will depend upon the future performance of our common stock's price, which will benefit all shareholders proportionately.

    FISCAL YEAR-END OPTION VALUES. The following table provides information for exercisable and unexercisable stock options held by our CEO and our four other most highly compensated officers as of September 30, 1999:

                       FISCAL YEAR-END OPTION VALUES (1)

                                                   NUMBER OF SECURITIES
                                                        UNDERLYING               VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                    AT FISCAL YEAR-END          AT FISCAL YEAR-END (2)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
David V. Mastran..............................     --            --               --            --
Raymond B. Ruddy..............................     --            --               --            --
Lynn P. Davenport.............................    115,733        10,830       $3,149,421       $28,630
Louis E. Chappuie.............................     --            --               --            --
George C. Casey...............................     25,825        77,474           37,858       113,572

------------------------

(1) No options were exercised during fiscal year 1999 by the officers named in the table.

(2) The values in this column represent the difference between the last reported sales price of the common stock as reported by the New York Stock Exchange on September 30, 1999 ($29.9375) and the exercise price of the option, multiplied by the number of shares subject to the option.

EXECUTIVE EMPLOYMENT AGREEMENTS

    COMPENSATION. The five officers named in the compensation tables above have agreed to serve as officers of MAXIMUS under executive employment agreements. Under these agreements, each of the officers, except Mr. Chappuie, is entitled to a minimum base salary as follows: Dr. Mastran, $350,000; Mr. Ruddy, $350,000; Mr. Davenport, $220,000; and Mr. Casey, $300,000. The amount of the salary and bonus paid to Mr. Chappuie is fixed at $425,000 by his executive employment agreement. In addition, each of these officers is entitled to receive a year-end bonus that is consistent with our past practices under their employment agreements. Mr. Ruddy's agreement provides that his aggregate compensation will not be less than Dr. Mastran's aggregate compensation. In addition to a minimum base salary and a year-end bonus, Mr. Casey received under his employment agreement a non-qualified stock option to purchase 100,000 shares of common stock as a signing bonus for joining MAXIMUS when we acquired Spectrum in March 1998. The exercise price of his option is equal to the fair market value of our stock on the date of Mr. Casey's agreement ($28.50), and the option vests as to 25,000 shares on each of the first four anniversaries of the date of the agreement.

    TERM AND TERMINATION.  Under their employment agreements, Dr. Mastran's,
Mr. Ruddy's and Mr. Davenport's employment terms began on June 18, 1997 and will continue until September 30, 2001. Mr. Chappuie's employment term began on May 12, 1998, the date we acquired Griffith, and continues through May 12, 2000. This executive employment agreement superseded his employment agreement with Griffith. Mr. Casey's employment term began on March 16, 1998, the date we acquired Spectrum, and continues through March 15, 2002. The employment term for each of these officers is subject to our right to terminate the officer's employment if he breaches any material duty or obligation to us or engages in other proscribed conduct.

    OTHER TERMS. Each employment agreement provides that the officer will not compete with us and will maintain our trade secrets in strict confidence. The agreements with Dr. Mastran, Mr. Ruddy and Mr. Davenport restrict the officer's ability to sell or transfer his shares of common stock until June 19, 2001 (the fourth anniversary of our IPO). In addition, each of the officers named in the compensation tables, except Mr. Chappuie, has in his employment agreement piggyback registration rights to include his shares of common stock in a registered offering of our shares. Mr. Ruddy agreed in his agreement to vote his shares of common stock in a manner consistent with instructions from Dr. Mastran until September 30, 2001.

REPORT OF THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

    The Compensation Committee of MAXIMUS's Board of Directors establishes the cash compensation policies for the company's executive officers. The Compensation Committee is composed of Dr. Mastran, President and Chief Executive Officer, and Mr. Ruddy, Chairman of the Board of Directors, Vice President of MAXIMUS and President of the Consulting Group. The Board of Directors is responsible for approving the equity compensation of executive officers under the MAXIMUS 1997 Equity Incentive Plan. The Board and the Compensation Committee submit this report on compensation policies and actions during fiscal year 1999 with respect to Dr. Mastran, in his capacity as President and Chief Executive Officer of the company, and the four other most highly compensated executive officers whose combined salary and bonus for fiscal year 1999 exceeded $100,000, named in the compensation tables contained in this proxy statement.

    COMPENSATION PHILOSOPHY

    MAXIMUS bases its executive compensation philosophy on the belief that competitive compensation is essential to attract, motivate, retain and reward highly-qualified and industrious executives who contribute to the company's long-term success. Through its compensation policy, MAXIMUS strives to provide total compensation that is competitive with other companies in comparable lines of business. The compensation program includes both motivational and retention-related compensation components. Effective individual performance that meets and exceeds the company's current plans and objectives is encouraged through bonus awards and stock option grants. Stock options are granted in order to link a meaningful portion of the compensation of the company's executives with the performance of the company's common stock.

    MAXIMUS endeavors to reward each executive's achievement of designated targets that relate to the company's annual and long-term performance, customer satisfaction and individual fulfillment of responsibilities. While compensation survey data are useful guides for comparative purposes, MAXIMUS believes that an effective compensation program also requires the application of judgment and subjective determinations of individual performance. Therefore, the Compensation Committee and Board apply their judgment to reconcile the program's objectives with the realities of retaining valued employees.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, if certain performance-based requirements are met, qualifying compensation will not be subject to this deduction limit. MAXIMUS currently intends to structure its stock options grants to executive officers in a manner that meets these performance-based requirements.

    EXECUTIVE COMPENSATION PROGRAM

    Annual compensation for the company's executives consists of three principal elements: base salary, cash bonus and stock options.

    BASE SALARY. Each of the four most highly compensated officers named in the Summary Compensation Table contained in this proxy statement receives an annual base salary under the terms of his employment agreement with the company. The Board approved Mr. Ruddy's and Mr. Davenport's employment agreements in 1997 and approved Mr. Casey's and Mr. Chappuie's employment agreements in 1998. A minimum annual base salary has been established for Mr. Davenport and Mr. Casey in their employment agreements. The company sets the salaries or minimum salaries contained in each of the employment agreements by referring to the executive's salary history and by considering internal and external factors. At the beginning of each fiscal year, the Compensation Committee reviews the base salaries paid to Mr. Davenport and Mr. Casey. In 1999, the Committee adjusted the annual base salary for Mr. Davenport and Mr. Casey based upon individual performance, experience and the salaries paid to individuals in comparable positions with other companies. Mr. Chappuie receives a fixed base salary.
Mr. Ruddy's compensation is set at the same level as Dr. Mastran's by the terms of Mr. Ruddy's employment agreement.

    CASH BONUS. Each of these officers, except Mr. Ruddy, also receives an annual cash bonus as a significant part of his annual compensation. In fiscal 1999, the cash bonuses paid to each of the other officers named in the Summary Compensation Table represented the following percentage of his total fiscal 1999 compensation: Mr. Davenport, 35.3%; Mr. Casey, 27.4%; and Mr. Chappuie, 13.1%. The amount of the cash bonus awarded to Mr. Chappuie is fixed by the terms of his employment agreement. The Compensation Committee determines the amount of the cash bonuses awarded to its other executives based upon the company's financial performance and that executive's contribution to this performance. The Committee reviews and evaluates the performance of the executive's division or activity, the impact of that division or activity on the company and the skills and experience required for the job in assessing each executive's contribution to the company's success. The Committee also compares these factors with similar factors applied to other executives, both inside and outside of the company.

    EQUITY OWNERSHIP. MAXIMUS also provides long-term incentive compensation to its executives in the form of options to purchase common stock. The MAXIMUS stock option program is designed to (i) highlight and reinforce the mutual long-term interests between employees and the shareholders and (ii) attract and retain important key executives, managers and individual contributors. The retention of key executives is essential to the company's growth and development.

    The stock options that the company grants have relatively long vesting periods. The retention value of these options is maximized, and the company's executive officers are provided with an incentive for longer-term success, through long vesting periods. Generally, stock options vest in equal annual installments over four years beginning on the first anniversary of the date of the option grant. If employees leave the company before their options vest, the unvested portions are forfeited. While MAXIMUS believes that these longer vesting periods are in the shareholders' best interest, the vesting periods may result in an increased number of outstanding options compared to companies with shorter vesting schedules.

    In general, the number of shares of common stock underlying the stock options granted to each executive reflects the significance of that executive's current and anticipated contributions to the company. At the end of each fiscal year, the company grants options to qualified employees at an exercise price equal to the fair market value per share of common stock on the date of the grant. In determining the 1999 fiscal year end option grants to the company's executives, the Compensation Committee considered the equity compensation policies of competitors and other privately-held and publicly-traded companies with similar capitalizations. MAXIMUS expects to continue to apply this philosophy to future grants of its stock options. Both Mr. Davenport and Mr. Casey received option grants in fiscal 1999, as shown in the Fiscal Year End Option Value table contained in this proxy statement. Mr. Ruddy and Mr. Chappuie did not receive options grants in fiscal 1999.

    The value that may be realized from exercisable options depends upon whether the price of the company's common stock at any particular point in time accurately reflects the company's performance. However, each individual option-holder, and not the Board, makes the decision as to whether to exercise options that have vested in any particular year.

    DR. MASTRAN'S 1999 COMPENSATION

    Dr. Mastran's minimum base annual compensation is fixed at $350,000 by his employment agreement. His base compensation was not increased during fiscal 1999. When the Board approved Dr. Mastran's employment agreement, it set
Dr. Mastran's base salary at a level it believed was consistent with Dr. Mastran's salary history at the company. Dr. Mastran's employment agreement permits a large portion of his total compensation to be reflected by an annual bonus. The Compensation Committee is responsible for determining Dr. Mastran's annual bonus after the end of the fiscal year by evaluating the company's overall financial performance and Dr. Mastran's contribution to the company's performance. Despite Dr. Mastran's substantial contributions to the company's performance in fiscal 1999, Dr. Mastran received no bonus, stock awards or option grants in light of his existing significant equity ownership in the company.

                                          MAXIMUS, INC.
                                          BOARD OF DIRECTORS
                                          Russell A. Beliveau
                                          Jesse Brown
                                          Margaret Carrera
                                          George C. Casey
                                          Louis E. Chappuie
                                          Lynn P. Davenport
                                          Stephen Goldmith
                                          Thomas A. Grissen
                                          David V. Mastran
                                          Robert J. Muzzio
                                          Peter B. Pond
                                          Raymond B. Ruddy

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal year 1999, MAXIMUS's compensation committee consisted of Dr. Mastran and Mr. Ruddy. Dr. Mastran has served as President, Chief Executive Officer and a director of the company since our incorporation in 1975.
Mr. Ruddy has served as the Chairman of our board and an officer of MAXIMUS since 1985.

    In addition, Messrs. Beliveau, Casey, Chappuie, Davenport, Grissen and Muzzio and Ms. Carrera are officers and employees of MAXIMUS. In their capacity as members of the board of directors, these individuals consider non-cash compensation matters.

STOCK PERFORMANCE GRAPH

    The following graph compares cumulative total shareholder return on MAXIMUS's common stock since June 13, 1997, the date on which our common stock commenced trading on the New York Stock Exchange, with the cumulative total return for the NYSE Stock Market Index (U.S. Companies) and the NYSE/AMEX/NASDAQ SIC 8740-8749 Stocks Index (Management and Public Relations Services--U.S. Companies). This graph assumes the investment of $100 on June 13, 1997 in MAXIMUS's common stock, the NYSE Stock Market Index and the NYSE/AMEX/NASDAQ SIC 8740-8749 Stocks Index and assumes dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

         MAXIMUS, INC.  NEW YORK STOCK EXCHANGE - U.S.  MANAGEMENT AND PUBLIC RELATIONS SERVICES COMPANIES - U.S.
6/13/97        $100.00                         $100.00                                                    $100.00
9/30/97        $160.76                         $107.76                                                    $123.97
3/31/98        $166.32                         $125.53                                                    $121.17
9/30/98        $169.45                         $112.14                                                     $97.71
3/31/99        $161.81                         $136.10                                                     $94.15
9/30/99        $166.32                         $134.19                                                     $86.29

                                                         6/13/97    9/30/97    3/31/98    9/30/98    3/31/99    9/30/99
                                                         --------   --------   --------   --------   --------   --------
MAXIMUS, Inc...........................................  $100.00    $160.76    $166.32    $169.45    $161.81    $166.32
New York Stock Exchange--U.S...........................  $100.00    $107.76    $125.53    $112.14    $136.10    $134.19
Management and Public Relations Services
  Companies--U.S.......................................  $100.00    $123.97    $121.17    $ 97.71    $ 94.15    $ 86.29

     PROPOSAL 2: AMENDMENT TO THE MAXIMUS AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    On November 16, 1999, our board approved, subject to shareholder approval, an amendment to Article SECOND of our Amended and Restated Articles of Incorporation increasing the number of authorized shares of our common stock, no par value, from 30,000,000 to 60,000,000 shares. The board recommends that you consider and approve this proposed amendment.

    We consider the proposed amendment to be in the best interests of the company and our shareholders because it will ensure that we have a sufficient number of shares of common stock for future use and will be able to act quickly when the need arises. We would use the shares for such purposes as issuances in possible future financing transactions, acquisitions of other companies or business assets, stock splits and stock dividends. The additional shares could be issued at the board's discretion, without delay and without requiring the time and expense of a special shareholders' meeting or other shareholder action unless special circumstances under applicable law, or the rules of the stock exchange on which our shares are listed, would require otherwise.

    As of December 17, 1999, 21,008,709 shares of common stock were outstanding. An additional 3,477,066 shares were reserved for issuance under our 1997 Employee Stock Purchase Plan and two stock option plans, of which options to purchase 2,297,507 shares were outstanding. We only have 5,514,225 shares of common stock available for future use without increasing the number of authorized shares. The holders of any additional, newly-authorized shares of common stock issued in the future will have the same rights as current holders of common stock. Your shares do not carry preemptive rights to receive additional stock if additional shares are issued later. Therefore, future issuances of common stock would dilute the percentage ownership of existing shareholders.

VOTE REQUIRED

    Holders of at least two-thirds of our outstanding shares of common stock must vote FOR this proposal to approve the proposed amendment to our charter. Therefore, because they are not votes FOR this proposal, abstentions and broker non-votes will have the effect of votes against this proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    Our board has selected the firm of Ernst & Young LLP, independent public accountants, as our accountants for fiscal year 2000. Although shareholder approval of the board's selection of Ernst & Young is not required by law, the board believes that it is advisable to give the shareholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider the selection of Ernst & Young.

    Ernst & Young examined the company's financial statements for fiscal year 1999. Representatives of Ernst & Young are expected to attend the annual meeting to respond to questions and will have the opportunity to make a statement if they desire.

VOTE REQUIRED

    The affirmative vote by the holders of a majority of the shares present, or represented by proxy, is required to ratify the selection of Ernst & Young. Abstentions and broker non-votes will be considered as present for quorum purposes, but will not count as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the voting of this matter.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

SHAREHOLDER PROPOSALS

    Generally, our bylaws require a shareholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to our Corporate Secretary at least 45 days before the meeting. However, if we have given less than 60 days notice or public disclosure of the meeting, then we must receive a shareholder's notice within 15 days after our notice or disclosure was given. A shareholder notice must describe the proposed business or nominee and identify the shareholder making the proposal or nomination.

    Any proposal you intend to present at the 2001 Annual Meeting of Shareholders must be received by MAXIMUS at our principal office at 1356 Beverly Road, McLean, Virginia 22101, Attention: Corporate Secretary, not later than September 1, 2000 if you wish to have it included in the proxy statement for that meeting.

    In addition, if we do not receive your proposal for presentation at the 2001 Annual Meeting by November 15, 2000, then our management proxies will be permitted to use their discretionary voting authority when the proposal is raised at the annual meeting, without having advised shareholders of the proposal in the proxy statement for the 2001 Annual Meeting.

OTHER MATERIALS

    Our annual report for fiscal year 1999 is being mailed to shareholders along with this notice and proxy statement on or about December 30, 1999. The annual report includes the Annual Report on Form 10-K for that fiscal year as filed with the SEC. We will furnish you with a copy of the exhibits to the Annual Report on Form 10-K upon receiving your written request and payment of an appropriate processing fee. If you would like to receive these materials, you should send your written request to the Corporate Secretary, MAXIMUS, Inc., 1356 Beverly Road, McLean, Virginia 22101. Please make any request prior to
January 31, 2000 so that we will have time to send you the materials prior to the annual meeting.

                                          By Order of the Board of Directors,
                                          David R. Francis, SECRETARY

December 30, 1999

                                   APPENDIX A

                             PROPOSED AMENDMENT TO THE
             MAXIMUS AMENDED AND RESTATED ARTICLES OF INCORPORATION

    The first sentence of Article SECOND of the MAXIMUS Amended and Restated Articles of Incorporation is proposed to be amended as follows:

    "SECOND: The Corporation is authorized to issue 60,000,000 shares of Common Stock."

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                  MAXIMUS, INC.

         PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS FEBRUARY 23, 2000

         The undersigned shareholder of MAXIMUS, Inc. (the "Company") hereby appoints David V. Mastran, Raymond B. Ruddy and F. Arthur Nerret, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all the shares of capital stock of the Company entitled to vote at the Annual Meeting of Shareholders of the Company to be held on February 23, 2000, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares.

                (Continued and to be signed on the reverse side)

                                                                     SEE REVERSE
                                                                         SIDE

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                                  MAXIMUS, INC.
                                February 23, 2000

                 Please Detach and Mail in the Envelope Provided
 ................................................................................
[X]    Please mark your
       votes as in this
       example.
                                     WITHHELD
                          FOR        from all
                     all nominees    nominees
1.     Election of                               Nominees:  Lynn P. Davenport
       Class III         [  ]           [  ]                Thomas A. Grissen
       Directors.                                           David V. Mastran
                                                            Raymond B. Ruddy

FOR, except vote withheld from the following nominee(s):

----------------------------------------------
----------------------------------------------
----------------------------------------------


                                                                    FOR             AGAINST          ABSTAIN
2.     To approve an amendment to the MAXIMUS Amended
       and Restated Articles of Incorporation to increase the       [  ]              [  ]             [  ]
       number of authorized shares of common stock of MAXIMUS
       from 30,000,000 shares to 60,000,000 shares.

                                                                    FOR             AGAINST          ABSTAIN
3.     To ratify the selection of Ernst & Young LLP as
       independent public accountants.                              [  ]              [  ]             [  ]


       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

       MARK HERE FOR                                MARK HERE IF YOU
       ADDRESS CHANGE      [  ]                     PLAN TO ATTEND THE     [  ]
       AND NOTE BELOW                               MEETING

       Address change:
                      ----------------------------------------------------------
       -------------------------------------------------------------------------

Signature_______________ Date_________     Signature______________ Date_________

Note: Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partner, please sign in partnership name by authorized person.